040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180201474-79
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time: 05/02/2018 11:20 AM
	Entity Number: E0215302018-9

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GB Sciences, Inc.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Secretary

Street Address	City	State	Zip Code
3550 W. Teco Avenue	Las Vegas	Nevada	89118
Mailing Address (if different from street address):		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value	Par value per share: $	Number of shares without par value
400,000,000	.0001	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)

Name	Street Address	City	State	Zip Code
1) John Poss	3550 W. Teco Avenue	Las Vegas	NV	89118
2) Andrea Small-Howard	3550 W. Teco Avenue	Las Vegas	NV	89118

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Gary R. Henrie

X Gary R. Henrie (Incorporator Signature)

Address	City	State	Zip Code
315 Kimball's Garden Circle	Nauvoo	IL	62354

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ______ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 04/20/2018

This form must be accompanied by appropriate fees.

Quorum Requirement for Annual or Special Meeting of Shareholders.

Thirty-three percent of the voting power of the Corporation, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at any meeting of the shareholders of the Corporation.

Power of Board of Directors to Designate Classes and Series of Stock and the Relative Rights of Each.

The board of directors is vested with the authority to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized, the resolution of the board of directors must prescribe a distinguishing designation for each class and series.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GB SCIENCES, INC.**, did on May 2, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 2, 2018.

Barbara K. Cegavske
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20180502-1765

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "GROWBLOX SCIENCES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 2018, AT 12:47 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE CORPORATION HAS FILED ALL DOCUMENTS AND PAID ALL FEES REQUIRED, AND THEREUPON THE CORPORATION SHALL CEASE TO EXIST AS A CORPORATION OF THE STATE OF DELAWARE.

Jeffrey W. Bullock, Secretary of State

3377466 0265C
SR# 20183061510

Authentication: 202587214
Date: 04-26-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 04/26/2018
FILED 12:47 PM 04/26/2018
SR 20183061510 - File Number 3377466

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE CORPORATION
TO A NON-DELAWARE ENTITY
PURSUANT SECTION 266 OF THE
GENERAL CORPORATION LAW

1.) The name of the Corporation is Growblox Sciences, Inc.

(If changed, the name under which it's certificate of incorporation was originally filed was Flagstick Ventures, Inc.)

2.) The date of filing of its original certificate of incorporation with the Secretary of State is April 4, 2001.

3.) The jurisdiction to which the corporation shall convert to is Nevada and the name under which the entity shall be known as is GB Sciences, Inc..

4.) The conversion has been approved in accordance with this section;

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is 3550 W. Teco Avenue
Las Vegas, Nevada 89118

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 20th day of April, A.D. 2018.

By: [signature]
Authorized Officer

Name: Ksenia Griswold, CFO
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